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EXHIBIT 10.15.2

                                    AGREEMENT

         AGREEMENT (this "Agreement"), dated as of May 6, 1998 by and between Paradigm Direct, Inc., a corporation having offices at Two Executive Drive, Fort Lee, New Jersey 07024 ("Paradigm") and Quintelcomm, Inc., a corporation having offices at One Blue Hill Plaza, Pearl River, New York 10965 ("Quintel").

         1. Paradigm has agreed to provide marketing services to Qwest Communications Corporation ("Qwest") pursuant to this certain agreement dated as of April 15, 1998 by and between Paradigm and Qwest (the "Qwest Agreement"). Quintel hereby agrees to provide Paradigm with marketing services for the Qwest telecommunications services, upon the terms and subject to the conditions contained herein and in the Qwest Agreement, a copy of which has been provided to Quintel. Quintel agrees to comply with the provisions of Section 7 of the Qwest Agreement. It is specifically acknowledged that Quintel shall not be bound by the restrictive covenants contained in Section 8 of the Qwest Agreement.

         2. (a) Each of Paradigm and Quintel shall receive the following amounts:

         (i) 50% of Net Profits, and

         (ii) 50% of Contained Customer Revenues.

              "Customer" shall mean each customer solicited by Quintel or solicited by Paradigm using names from the Quintel database who remains a customer of Qwest for at least 30 days after initial activation.

              "Expenses" shall mean (i) all telemarketing fees incurred in connection with the Quintel marketing programs, including expenses incurred by Quintel in connection with fulfillment services provided pursuant to Section 3(a) hereof, and (ii) all direct costs incurred by Paradigm or Quintel in connection with the Quintel marketing programs.

              "Gross Revenues" shall mean the sum of $37.50 for each Sale and $25.50 for each Customer, which amounts are actually received from Qwest.

              "Net Profits" shall mean Gross Revenues less Expenses.

              "Sale" shall mean each customer solicited by Quintel (i) who has been third party verified and, at the option of Qwest, PIC verified, and activated by Qwest, or (ii) which orders have been verified by Qwest but not yet activated and for which Qwest has made payment to Paradigm.

              "Continued Customer Revenues" shall mean the following amounts actually received by Paradigm from Qwest for each Customer to whom a Sale was made: the sum of $30 for each customer for which the average monthly long distance billing in a consecutive six month period equals or is greater than $10.00 and whose account balance is current within 60 days, provided, that such fee shall be paid for each time a Customer meets such criteria in any six month period, and provided further, that the billings of a
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Customer in any one month shall only be used one time in calculating the foregoing amounts; and provided further, that such payments shall only be made with respect to a customer for the 42 month period commencing on the date each Customer was activated.

              (b) Paradigm shall provide for separate billing to Qwest with respect to customers solicited by Quintel or solicited by Paradigm using the Quintel database, and such amounts shall be deposited into a joint Paradigm/Quintel bank account (the "Account"). Funds from the Account shall be distributed promptly after receipt in the following manner:

              (i) First, to Paradigm, in an amount which is equal to the amount received from Qwest in excess of Gross Revenues;

              (ii) Second, to Paradigm and Quintel, on a pari passu basis, in an amount equal to their respective Expenses for which appropriate documentation is provided; and

              (iii) Then, Net Profits and Continued Customer Revenues to Paradigm and Quintel, as provided in Section 2 hereof.

              (c) In the event that the Qwest Agreement is terminated in a manner contemplated by Section 2(a)(3) thereof, Paradigm shall pay Quintel 50% of the total amount of compensation actually received from Qwest by Paradigm pursuant to Section 2(a)(3)(i) or (ii), but solely with respect to those customers solicited by Quintel or solicited by Paradigm using the Quintel database.

              3. (a) Quintel shall be responsible for fulfillment services for customers solicited by Quintel and for customers solicited by Paradigm using the Quintel database.

              (b) Quintel may, from time to time upon request by Paradigm, provide fulfillment services for customers solicited by Paradigm (other than those solicited using the Quintel database). Quintel shall invoice Paradigm for any such services at a cost to be mutually agreed upon by the parties, and such amounts shall be paid by Paradigm promptly thereafter.

              4. This Agreement is intended to set forth the compensation arrangements of the parties until such time as the parties enter into a comprehensive agreement setting forth all of the terms and conditions upon which Quintel shall provide the services described herein. This Agreement is terminable by either party upon 24 hours written notice. No amendment or waiver of the provisions hereof shall be effective unless expressed in a writing signed by Quintel and Paradigm.


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              IN WITNESS WHEREOF, the parties hereto have signed this Agreement to be executed as of the date first above written.

                                       PARADIGM DIRECT, INC.

                                       By: /s/ David Graf
                                           -------------------------------------
                                           David Graf
                                           President

                                       QUINTELCOMM, INC.

                                       By: /s/ Jeffrey Schwartz
                                           -------------------------------------
                                           Jeffrey Schwartz
                                           Chairman and Chief Executive Officer



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